EXHIBIT 2.5 - Form 8-K dated December 10, 1996


         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K



                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report:  December 10, 1996



                     ELECTRONIC SYSTEMS TECHNOLOGY INC.
                        (A Washington Corporation)

                      Commission File no. 2-92949-S
                IRS Employer Identification no. 91-1238077

                           415 N. Quay St. #4
                          Kennewick  WA  99336
                  (Address of principal executive offices)


    Registrant's telephone number, including area code:(509) 735-9092





























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ITEM 5.  OTHER EVENTS

On December 10, 1996, the Company issued a press release to coincide with its attendance at the Allen Bradley Automation Fair 1996 in Philadelphia, introducing the Company's new product, the ESTeem Wireless Modem 192C.
This press release is included by reference and is attached hereto as Exhibit 99.14.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS.

Exhibit 99.14 -  Press release issued December 10, 1996.















































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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

  T.L. KIRCHNER

By: T.L. Kirchner
President
Date: December 10, 1996














































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    EXHIBIT 99.14 - PRESS RELEASE DATED DECEMBER  10, 1996

                                 PRESS RELEASE

Electronic Systems Technology                   509-735-9092(O)
415 N. Quay Street  Kennewick  WA  99336        509-783-5475(FAX)

                WIRELESS RADIO LAN GOES FOUR TIMES FASTER, ADDS
                       INFRARED AND PHONE INTERFACES

Allen-Bradley Fair 96, Philadelphia, PA --- December 10, 1996 --- Electronic Systems Technology, Inc. (EST) (OTC: ELST), a manufacturer of wireless communications hardware, announced the release of the ESTeem Model 192C, the newest and fastest member of its growing wireless-data communications products for commercial and military applications.

The new ESTeem boasts a radio frequency (RF) data rate twice as fast as current technology, while adding infrared and phone interfaces to the radio area network (RAN). The standard infrared communications port will allow the user to perform local programming and diagnostic functions for the radio network without interruption of communications over the RAN. The optional phone port in the ESTeem allows a communications gateway over existing phone lines providing remote data access to and from the RAN world wide. The Model 192C has over 100 software programmable features, including internal Allen-Bradley(tm) DF1 protocol drivers for direct interfacing to PLC-5, 2, and SLC family of controllers. The Model 192C offers over 1,600 software selectable channels at a data rate of 19,200 bps, 2 to 4 watts RF output in the FCC licensed frequencies of 450 to 470 MHz. The narrow band packet burst transceiver allows networking of 253 devices in high EMF environments on a single frequency using the industry standard RS-232, RS-422, or RS-485 asynchronous, full duplex interfaces. The ESTeem's internal digi-repeating capability allows routing data through a maximum of three ESTeems to extend the typical line-of-sight range of 15 miles to approximately 60 miles.
The 12 VDC powered device can be operated from battery or solar panels in addition to 90-250 VAC, 50/60 Hz with its external power supply for world applications.


Electronic Systems Technology, a publicly held corporation since 1984, was the first company to develop the wireless modem and receive the United States and Canadian patents for this technology.

Contact EST Marketing for more details.

                              www.esteem.com














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APPENDIX:

Item no. 1: (graphic material not included in electronic filing format)

The press release was published showing at top left of the press release, the Electronic Systems Technology, Inc. trademarked company logo, showing a black square field containing the stylized letters E S T.